SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                 LADISH CO, INC.
                (Name of Registrant as Specified in its Charter)

                          _____________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                LADISH CO., INC.
                            5481 South Packard Avenue
                             Cudahy, Wisconsin 53110




                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS



To Stockholders:

     An Annual Meeting of Stockholders of Ladish Co., Inc., a Wisconsin corporation (the "Company"), will be held in the Creole Meeting Room of the Four Points Hotel Sheraton Milwaukee Airport located at 4747 South Howell Avenue, Milwaukee, Wisconsin on Wednesday, May 14, 2003 at 10:00 a.m. Central Daylight Time, for the following purposes:

     (1) To elect seven (7) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Stockholders of record at the close of business on March 28, 2003 will be entitled to notice of and to vote at the 2003 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

     A Proxy Statement and proxy card accompany this Notice of Annual Meeting of Stockholders.




                                            /s/  Wayne E. Larsen
                                            Wayne E. Larsen
                                            Secretary



Cudahy, Wisconsin
March 28, 2003

                                LADISH CO., INC.
                            5481 South Packard Avenue
                             Cudahy, Wisconsin 53110

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 14, 2003


     This Proxy Statement is furnished to the stockholders of Ladish Co., Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Four Points Hotel Sheraton Milwaukee Airport, Creole Meeting Room, 4747 South Howell Avenue, Milwaukee, Wisconsin on Wednesday, May 14, 2003 at 10:00 a.m., Central Daylight Time (the "2003 Annual Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 10, 2003.

                              RIGHT TO REVOKE PROXY

     Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 2003 Annual Meeting, by executing a proxy bearing a later date or by attending the 2003 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 2003 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:

     (1) FOR the election of the seven (7) nominees listed under "Election of Directors" as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

     (2) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 2003 Annual Meeting or any adjournment thereof.

            BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 2003 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 2003 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specifically engage any persons to solicit proxies.

                       VOTING SECURITIES AND STOCKHOLDERS

     The outstanding voting securities of the Company consist entirely of shares of Common Stock, $0.01 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 2003 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as the close of business on March 28, 2003. At that date, there were outstanding and entitled to vote 13,023,393 shares of Common Stock.

     The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2003 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

     The proxy card provides space for a stockholder to withhold voting for any nominee for the Board of Directors or to abstain from voting for any other proposal if the stockholder chooses to do so. Under Wisconsin law, directors are elected by a plurality of the votes cast at the meeting. Each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     As of March 28, 2003, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company, except as shown in the following table:

                                                         Number of Shares
            Name and Address                            Beneficially Owned                      Percent
           Of Beneficial Owner                          At March 28, 2003                       Of Class
           -------------------                          -----------------                       --------
Grace Brothers Ltd.(1)                                      3,858,973                            29.6%
1650 Sherman Avenue, Suite 900
Evanston, Illinois  60201

State Street Research & Management Company(1)               1,460,027                            11.2%
1 Financial Center, 30th Floor
Boston, Massachusetts  02111

Cannell Capital Management(1)                               1,115,900                             8.6%
150 California Street, 5th Floor
San Francisco, California  94111

Dimensional Fund Advisors Inc.(1)                           1,046,200                             8.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Wellington Management Company, LLP(1)                         665,000                             5.1%
75 State Street, 19th Floor
Boston, Massachusetts  02109

---------------------------------
(1) Information regarding the above stockholders and their beneficial ownership of the Company's shares was obtained from the Schedule 13D/A of Grace Brothers Ltd. dated March 21, 2003, the Schedule 13G of Dimensional Fund Advisors Inc. dated February 3, 2003, the Schedule 13G of State Street Research & Management Company dated February 19, 2003, the Schedule 13F of Cannell Capital Management dated February 7, 2002 and the Schedule 13G of Wellington Management Company, LLP dated February 14, 2003.

     The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the executive officers named below in the Summary Compensation Table and by all directors, nominees and executive officers as a group, based upon information supplied by them:

                                         Number of Shares Beneficially        Percent
Name                                       Owned At March 15, 2003 (1)        Of Class
----                                       -----------------------            --------
Lawrence W. Bianchi                                5,000                          *
Margaret Bertelsen Hampton                         2,900                          *
Leon A. Kranz                                          0                          *
Wayne E. Larsen                                   97,800                          *
William J. Lazzari                                15,600                          *
Scott D. Roeper                                        0                          *
Robert W. Sullivan                                15,083                          *
Randy B. Turner                                   16,500                          *
Gary J. Vroman                                    70,000                          *
Kerry L. Woody                                   178,467                         1.4%
Directors and Executive Officers
   as a Group (14 persons)                       401,350                         3.1%
* Less than one percent (1%)

(1) Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire under the Company's stock option plans as of the record date or within sixty (60) days thereafter, which for Messrs. Woody, Larsen, Lazzari, Vroman and Turner are 178,167, 95,500, 15,000, 70,000 and 16,500 shares, respectively.


                         ITEM 1 - ELECTION OF DIRECTORS

     At the 2003 Annual Meeting, seven (7) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company's proxy to vote for the election of each of the nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

     The Board of Directors recommends you vote FOR the election of each of the seven (7) nominees to the Board of Directors set forth below.

                                    Nominees
--------------------------------------------------------------------------------

Lawrence W. Bianchi, 61. Director since 1998. Mr. Bianchi in 1994 retired as the Managing Partner of the Milwaukee, Wisconsin office of KPMG LLP. From 1994 to 1998 Mr. Bianchi served as CFO of the law firm of Foley & Lardner. Mr. Bianchi's principal occupation is investments.
--------------------------------------------------------------------------------

Margaret Bertelsen Hampton, 44. Director since 2001. Ms. Hampton has been a Portfolio Manager at Grace Brothers Ltd., an Evanston, Illinois based investment management firm, since 1997. Previously, Ms. Hampton was a Managing Director for First Chicago Capital Corporation, a position she held for more than five years. Ms. Hampton is a Director of Furr's Restaurant Group in Dallas, Texas.
--------------------------------------------------------------------------------

Leon A. Kranz, 63. Director since 2001. Mr. Kranz is President and Chief Executive Officer of Weber Metals, Inc., a Paramount, California based metals processor, a position he has held for ten years.
--------------------------------------------------------------------------------

Wayne E. Larsen, 48. Director since 1997. Since 1995 Mr. Larsen has been Vice President Law/Finance and Secretary of the Company. He served as General Counsel and Secretary from 1989 after joining the Company as corporate counsel in 1981. Mr. Larsen is a Trustee of the Ladish Co. Foundation and a Director of the Wisconsin Foundation for Independent Colleges and the South Shore YMCA of Milwaukee.
--------------------------------------------------------------------------------

Scott D. Roeper, 44. Director since 2001. Mr. Roeper is a Managing Director and Partner for Facilitator Capital Fund ("FCF"), a Wisconsin-based private equity fund. Prior to joining FCF in 1999, Mr. Roeper was a senior banker for Firstar Bank since 1990. Mr. Roeper is a Director of numerous FCF portfolio companies.
--------------------------------------------------------------------------------

Robert W. Sullivan, 44. Director since 1993. Mr. Sullivan is President of The Plitt Company, a seafood distribution concern. Mr. Sullivan had been President of The Martec Group, a sales and marketing consulting group for more than fifteen years. Mr. Sullivan is a Director of Furr's Restaurant Group in Dallas, Texas.
--------------------------------------------------------------------------------

Kerry L. Woody, 51. Director since 1997. Mr. Woody has been President since 1995 and was appointed Chief Executive Officer of the Company in 1998. Prior to that time he was Vice President-Operations, Vice President-Manufacturing Services and Production Manager. He joined the Company in 1975. Mr. Woody is also a Director of Vilter Manufacturing Co. and a Director of Wisconsin Lutheran College.

                          BOARD MEETINGS AND COMMITTEES

     The directors hold regular quarterly meetings, in addition to the meeting immediately following the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. During the fiscal year ended December 31, 2002, the Board of Directors held six (6) meetings. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served during the fiscal year ended December 31, 2002. During the fiscal year ended December 31, 2002, there were three committees, those being an Audit Committee, a Compensation and Stock Option Committee and an Independent Committee. Mr. Charles Finkl retired from the Board of Directors, the Audit Committee and the Compensation and Stock Option Committee as of January 31, 2002.

                                 AUDIT COMMITTEE

     For the year ending December 31, 2002, the members of the Audit Committee were Lawrence W. Bianchi, Leon A. Kranz and Scott D. Roeper. Each member of the Audit Committee is "independent" according to the definition of independence contained in Rule 4200(a)(15) of the Nasdaq listing standards. Mr. Bianchi, an independent director, has been designated as the Audit Committee "financial expert" by the Board of Directors. The Audit Committee is responsible for annually selecting a firm of independent certified public accountants to serve as the Company's auditors, to meet with and review reports of the Company's auditors and approve the fees payable to them. The independence of the public accountants auditing the Company's financial statements is one of the factors evaluated by the Audit Committee when recommending auditors. During fiscal year 2002, the Company's auditors were initially changed from Arthur Andersen LLP to Deloitte & Touche LLP and subsequently switched to KPMG LLP. Audit services provided in 2002 by KPMG LLP resulted in fees of $331,000. The Company did not use KPMG LLP for any audit related, tax or non-audit services in fiscal 2002. The Audit Committee assessed the lack of non-audit services in determining the Company's auditors, KPMG LLP, to be independent. Following conclusion of the 2002 audit by KPMG LLP, the Audit Committee confirms that:

     o the Audit Committee has reviewed and discussed the audited financial statements with management;

     o the Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 as amended by SAS 90;

     o the Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1; and

     o the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     The Audit Committee Charter was amended by unanimous consent of the Audit Committee in 2002. The amended Charter is attached hereto as Exhibit "A".

     In addition, the Audit Committee provides oversight to the total financial status of the Company as well as assisting the Company with assessments of pension-asset performance and investment criteria. The Audit Committee met seven
(7) times in 2002 for these purposes.

                                                          By the Audit Committee
                          Lawrence W. Bianchi, Leon A. Kranz and Scott D. Roeper

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

     The members of the Compensation and Stock Option Committee for the year ending December 31, 2002 were Lawrence W. Bianchi, Margaret Bertelsen Hampton and Robert W. Sullivan. The Compensation and Stock Option Committee is responsible for (i) setting the overall policy of the Company's executive compensation program; (ii) establishing the base salary level for the executive officers; (iii) reviewing and approving the annual incentive program for the Company executives; and (iv) acting as the administrator of the Company's 1996 Long Term Incentive Plan. The Compensation and Stock Option Committee met once in 2002. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company's success in meeting specified performance goals. The primary criteria used by the Compensation and Stock Option Committee in assessing the performance of the Company's Chief Executive Officer are the results of the Company as measured by its earnings before interest, taxes, depreciation and amortization ("EBITDA"). By monitoring the EBITDA of the Company, both as an overall result and as a percentage of net sales, the Compensation and Stock Option Committee determines whether the Chief Executive Officer is achieving their expectations. In addition, the Compensation and Stock Option Committee also assess the accomplishments of the Chief Executive Officer and the other executive officers with respect to activities such as acquisitions, divestitures and the raising of capital for the business. In 2002, sales and EBITDA at the Company were 25% and 50% less, respectively, than 2001. The Chief Executive Officer received no incentive compensation for 2002 due to the decline in sales and EBITDA.

     In addition, through the use of stock options, the Company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results. In 2002, executives at the Company did not receive any stock options.

     The Compensation and Stock Option Committee regularly reports its actions and recommendations to the full Board of Directors. In 2002, none of the actions or recommendations of the Compensation and Stock Option Committee were modified or rejected by the Board of Directors.

                                  By the Compensation and Stock Option Committee Lawrence W. Bianchi, Margaret Bertelsen Hampton and Robert W. Sullivan

                              INDEPENDENT COMMITTEE

     The Company's Independent Committee was established in 2002 following the passage of the Sarbanes-Oxley Act in 2002. The Independent Committee is made up of directors who are not a member of the Company's management nor an employee or affiliate of any stockholder owning 10% or more of the Company's securities. For 2002, the Independent Committee consisted of Lawrence W. Bianchi, Leon A. Kranz, Scott D. Roeper and Robert W. Sullivan. Among other duties, the Independent Committee is responsible for nominating the slate of directors to be considered for election at the Company's annual meeting of stockholders. Due to the timing of its organization, the Independent Committee met only once in 2002.

                            COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual fee of twenty thousand dollars ($20,000.00) which is payable quarterly. In addition, directors who are not officers or employees of the Company receive a fee of one thousand dollars ($1,000.00) for each Board meeting personally attended.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information for the Company's fiscal years ended December 31, 2002, 2001 and 2000, with regard to the compensation for their services to the Company of the Chief Executive Officer and each of the other four (4) most highly compensated executive officers serving the Company at the close of the Company's most recently completed fiscal year.

----------------------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------

                                                                                          Long Term
                                                       Annual Compensation(1)            Compensation
---------------------------------------- -------- ----------------------------------- --------------------
                                                                                     Restricted     Stock   All Other
                                                                           Other        Stock      Option    Compen-
            Name and                       Year     Salary    Bonus(2)     Annual       Awards     Awards    sation(4)
       Principal Position                                               Compensation(3)(Shares)   (Shares)
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
Kerry L. Woody                            2002     $274,601         --     $1,296        --            --    $4,996
President & Chief Executive Officer       2001     $286,102   $156,465       $774        --            --    $5,216
                                          2000     $286,102   $159,350       $774        --            --    $5,020
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
Wayne E. Larsen                           2002     $173,312         --       $774        --            --    $3,475
Vice President Law/Finance & Secretary    2001     $180,967    $88,020       $774        --            --    $3,695
                                          2000     $180,097    $91,800       $774        --            --    $3,549
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
Randy B. Turner                           2002     $168,807         --       $786        --            --      --
President - Pacific Cast Technologies,    2001     $154,500    $82,810       --          --        10,000      --
Inc.                                      2000     $155,226   $120,680       --          --         6,500      --
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
Gary J. Vroman                            2002     $134,004         --       $468        --            --    $5,247
Vice President - Sales & Marketing        2001     $140,004    $25,200       $468        --            --    $5,029
                                          2000     $140,542    $42,000       $468        --            --    $4,811
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------
William J. Lazzari                        2002     $125,375         --       --          --            --    $5,976
President - Stowe Machine Co., Inc.       2001     $126,997    $29,625       --          --        10,000    $5,976
                                          2000     $129,734    $12,500       --          --            --    $5,664
---------------------------------------- -------- ---------- ---------- ------------- ---------- --------- -----------

(1)Annual Compensation includes those amounts the executive officers may defer under the 401(k) Plans of the Company and its subsidiaries as well as amounts the executive officers may defer under the Company's Elective Deferred Compensation Plan (the "EDC Plan"). Participants in the EDC Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options.
(2) An incentive bonus is paid only upon the achievement of a predetermined financial objective set each year by the Board of Directors' Compensation Committee at the beginning of the fiscal year.
(3)Other annual compensation includes supplemental life insurance provided to the above listed executives.
(4) All other compensation consists principally of automobile allowances.


                                PENSION BENEFITS

     Defined Benefit Plan. The Ladish Co., Inc. Salaried Pension Plan (the "Pension Plan") is a "defined benefit" pension plan generally covering salaried, non-union employees of the Company who are not covered by any other defined benefit plan to which the Company makes contributions pursuant to a collective bargaining agreement.

     Upon reaching normal retirement at or after age 65, a participant is generally entitled to receive an annual retirement benefit for life. The Pension Plan provides alternative actuarially equivalent forms of benefit payment. Vesting under the Pension Plan occurs after five years of continued service.

     The monthly retirement benefit at the normal retirement age of at least 65 is determined pursuant to a formula as follows: 1.25% of the average base salary (exclusive of bonuses or other incentive or special compensation) of the individual during the consecutive five year period of service within the ten years preceding termination of employment (or after age 45, if longer) that his/her earnings were highest is multiplied by the number of years of Benefit Service (as defined). Monthly normal retirement benefits are payable on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts.

     The following table sets forth the annual benefits payable to a participant who qualified for normal retirement in 2002, with the specified highest average earnings during the consecutive five year period of service within the ten years prior to retirement and the specified years of Benefit Service:


--------------------------------- -----------------------------------------------------------------------------------
  Average Annual Earnings for
  Highest 5-Year Period Within
     the 10-Years Preceding
           Retirement                                           Years of Benefit Service
--------------------------------- -----------------------------------------------------------------------------------

                                       10            15            20            25            30            40
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
            $50,000                  $6,250        $9,375        $12,500       $15,625       $18,750       $25,000
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
            $95,000                 $11,875       $17,813        $23,750       $29,688       $35,625       $47,500
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
           $100,000                 $12,500       $18,750        $25,000       $31,250       $37,500       $50,000
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
           $150,000                 $18,750       $28,125        $37,500       $46,875       $56,250       $75,000
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
           $200,000                 $25,000       $37,500        $50,000       $62,500       $75,000       $100,000
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------
           $250,000                 $31,250       $46,875        $62,500       $78,125       $93,750       $125,000
--------------------------------- ------------- ------------- ------------- ------------- ------------- -------------

     The years of Benefit Service for Messrs. Woody, Larsen and Vroman as of January 1, 2003 were 28, 22, and 21, respectively.

     Deferred Compensation Agreements. The Company has entered into deferred compensation agreements (the "Agreements") with eight current officers of the Company, including Messrs. Woody, Larsen and Vroman. Each employee covered by the Agreements (an "Employee"), upon full vesting, is entitled to receive supplemental disability or retirement benefits; provided that in no event may a person's total retirement benefits under the Agreements exceed 60% of the monthly average base salary (inclusive of bonuses or other compensation) during the five calendar years immediately preceding retirement.

     The retirement benefit at the normal retirement age of at least 62 is determined pursuant to a formula as follows: 60% of the monthly average of the Employee's base salary plus any incentive compensation which does not exceed twenty percent of the base salary during the five calendar years of highest compensation over ten years immediately preceding retirement multiplied by years of service, up to 15, and divided by 15. If an Employee suffers a disability (as defined), he is entitled to benefits paid under the same formula as in the preceding sentence (with his years of service calculated as if he had retired at age 62), reduced by other disability benefits paid by the Company or through workers' compensation (unless he is receiving fixed statutory payments for certain bodily injuries).

     Any amount to be paid under the Agreement shall be reduced by any benefit paid to an Employee or his beneficiary pursuant to the Pension Plan.

     Defined Contribution Plan. The Ladish Co., Inc. Savings and Deferral Investment Plan ("SDIP"), which has been qualified under section 401(k) of the Internal Revenue Code, provides that salaried, non-union employees with six months' service may contribute 1% to 20% of their annual base salary to SDIP and the Company will provide a matching contribution in an amount to be determined by the Board of Directors of the Company. Employees' contributions of 1% to 20% can be "before tax" contributions, "after tax" contributions or a combination of both. The employees' contributions and the matching Company contribution may be placed by the employee in a fixed income fund, an equity investment fund or various combinations of each.

     Elective Deferred Compensation Plan. The EDC Plan was approved by the Board of Directors during 2000 and became effective during the Fourth Quarter of 2000. Participants in the EDC Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options. There is no Company matching contribution to the EDC Plan and the Company provides no assurance or guaranty of investment returns under any of the investment options.

                            TOTAL SHAREHOLDER RETURN

     The following graph compares the period percentage change in Ladish's cumulative total shareholder return on its common stock, assuming dividend reinvestment, with the cumulative total return of (i) the Russell 2000 Small Cap Index, and (ii) a peer group from the Company's industry, for the period of March 9, 1998 to December 31, 2002. Ladish's use of less than a five-year period reflects the effective date of the registration of its common stock under
Section 12 of the Exchange Act.


                                [GRAPH OMITTED]



     -------------------- ------------ ------------- ------------- ------------ ------------- -------------
                           Mar-9-98     Dec-31-98     Dec-31-99     Dec-31-00    Dec-31-01     Dec-31-02
     -------------------- ------------ ------------- ------------- ------------ ------------- -------------
     Ladish                   100          58.8          47.2         74.1          75.3          55.6
     -------------------- ------------ ------------- ------------- ------------ ------------- -------------
     Russell 2000             100          91.5         109.5         104.9        100.8          88.1
     -------------------- ------------ ------------- ------------- ------------ ------------- -------------
     Industry Peers           100          55.8          28.6         66.6          46.6          35.9
     -------------------- ------------ ------------- ------------- ------------ ------------- -------------

                              EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Woody, Larsen and Vroman which are substantially similar in all respects. The basic employment agreement provides for a number of benefits, all of which vest after ten years of employment, including group term life insurance, health and dental coverage and long-term disability coverage.

     The agreements provide that, upon the involuntary termination of the employee other than for cause, the Company is required to pay the employee 24 months of severance pay, determined by the employee's base monthly salary at the time of termination. In the case of Messrs. Woody and Larsen they are entitled to 30 months of severance pay. Upon retirement at age 62, the employee will receive his normal retirement benefits. Such benefits include a monthly payment equal to 60% of the employee's average compensation (i.e., monthly average of compensation for the five years of highest compensation over the ten years prior to retirement) multiplied by a fraction, the numerator of which is the length of service of the employee up to 15 and the denominator of which is 15. There are also provisions adjusting this calculation in the event of early retirement. Disabled employees can also be eligible for certain retirement benefits. All retirement benefits are tolled during any period of re-employment. Each agreement further provides that any compensation paid by the Company shall be reduced by any benefit paid under the Company's salaried employees' retirement plan. In addition to the foregoing, grants of stock options and SARs under the Incentive Plan become immediately exercisable upon a change in control of the Company. Mr. Turner has a separate agreement with the Company which provides for six months of severance pay in the event of involuntary separation other than for cause.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     During the year ending December 31, 2002, Kerry L. Woody, President and Chief Executive Officer of the Company, served on the Compensation and Stock Option Committee of the Company. While serving on the Compensation and Stock Option Committee, Mr. Woody did not vote on any matter in which Mr. Woody had a personal financial interest. Mr. Woody resigned from the Compensation and Stock Option Committee on January 31, 2002. No other insider at the Company participated on the Compensation and Stock Option Committee in 2002.

                              CERTAIN RELATIONSHIPS

     The Company participates in a joint venture with Weber Metals, Inc., of which Leon A. Kranz, a director of the Company, is chief executive officer. The Company paid $1,073,000 to Weber Metals, Inc. under the joint venture in 2002.

                              THE STOCK OPTION PLAN

     The Plan has been established by the Company to promote the long-term financial interest of the Company by providing for the award of equity-based incentives to key employees and other persons providing material services to the Company, approximately 35 persons as of February 28, 2003. The Plan provides a means whereby such individuals may acquire shares of Common Stock through the grant of stock options and stock appreciation rights.


----------------------------------------------------------------------------------------------------------------------
                                                       Option Grants In 2002
----------------------------------------------------------------------------------------------------------------------
                                           Percentage of
                              Shares       Total Options
                            Underlying    Granted to All
                              Options      Employees in    Exercise Price                          Grant Date Present
Name                          Granted          2002          (per share)       Expiration Date           Value
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
Kerry L. Woody                       0          0%               --                  --                   --
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
Wayne E. Larsen                      0          0%               --                  --                   --
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
Gary J. Vroman                       0          0%               --                  --                   --
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
William J. Lazzari                   0          0%               --                  --                   --
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------
Randy B. Turner                      0          0%               --                  --                   --
--------------------------- ------------ ----------------- ---------------- --------------------- --------------------

---------------------------------------------------------------------------------------------------------------------
                       Aggregated Option Exercises in 2002 and Fiscal Year-End Option Values
---------------------------------------------------------------------------------------------------------------------
                               Number of
                                 Shares                  Number of Shares Underlying       Value of Unexercised
                              Acquired on     Value        Unexercised Options at              In-the-Money
            Name                Exercise     Realized         Fiscal Year-End          Options at Fiscal Year-End
----------------------------- ------------- ----------- ------------------------------ ------------------------------
                                                         Exercisable   Unexercisable   Exercisable    Unexercisable
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
Kerry L. Woody                    --            --          178,167          0           $161,024          $0
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
Wayne E. Larsen                   --            --           95,500          0            $73,130          $0
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
Gary J. Vroman                    --            --           70,000          0            $61,800          $0
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
William J. Lazzari                --            --           15,000          0             $5,150          $0
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------
Randy B. Turner                   --            --           16,500          0                 $0          $0
----------------------------- ------------- ----------- -------------- --------------- ------------- ----------------


----------------------------------------------------------------------------------------------------------------------
                         Ten-Year Option/SAR Repricings
----------------------------------------------------------------------------------------------------------------------
                                                                  Market                                 Length of
                                                 Securities      price of                                 original
                                                 underlying      stock at      Exercise        New      option term
          Name                    Date           number of       time of       price at     exercise     remaining
                                                options/SARs    repricing       time of       price      at date of
                                                repriced or         or       repricing or      ($)      repricing or
                                                amended (#)     amendment    amendment ($)               amendment
                                                                   ($)
---------------------------- ----------------- --------------- ------------- -------------- ---------- ---------------
Kerry L. Woody               May 21, 1999          100,000        $8.31         $14.50        $8.25      106 months
---------------------------- ----------------- --------------- ------------- -------------- ---------- ---------------
Wayne E. Larsen              May 21, 1999           60,000        $8.31         $14.50        $8.25      106 months
---------------------------- ----------------- --------------- ------------- -------------- ---------- ---------------
Gary J. Vroman               May 21, 1999           40,000        $8.31         $14.50        $8.25      115 months
---------------------------- ----------------- --------------- ------------- -------------- ---------- ---------------
William J. Lazzari                  --               --             --            --           --            --
---------------------------- ----------------- --------------- ------------- -------------- ---------- ---------------
Randy B. Turner                     --               --             --            --           --            --
---------------------------- ----------------- --------------- ------------- -------------- ---------- ---------------


----------------------------------------------------------------------------------------------------------------------
                      Equity Compensation Plan Information
----------------------------------------------------------------------------------------------------------------------
                                                       (a)                      (b)                     (c)
-------------------------------------------- ------------------------ ------------------------ -----------------------
                                                                                                Number of securities
                                                                                                remaining available
                                                                                                for future issuance
                                                Number of securities      Weighted-average          under equity
                                                 to be issued upon       exercise price of       compensation plans
                                                   exercise of             outstanding         (excluding securities
                                               outstanding options,       options, warrants         reflected in
 Plan Category                                 warrants and rights          and rights              column (a))
-------------------------------------------- ------------------------ ------------------------ -----------------------
Equity compensation plans                            1,211,522                 $11.26                    10,500
   approved by security holders
-------------------------------------------- ------------------------ ------------------------ -----------------------
Equity compensation plans
   not approved by security holders                         --                    --                         --
-------------------------------------------- ------------------------ ------------------------ -----------------------
Total                                                1,211,522                 $11.26                    10,500
-------------------------------------------- ------------------------ ------------------------ -----------------------

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
                                   COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with Nasdaq and a copy of each report is furnished to the Company.

     Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based on review of reports furnished to it, each individual who was required to file such a report for the calendar year ending December 31, 2002 did so in a timely manner.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     On June 13, 2002 the Company appointed Deloitte & Touche LLP ("D&T") as its independent auditors due to the demise of the Company's former independent auditors, Arthur Andersen, LLP. On August 19, 2002 D&T resigned as the independent auditors of the Company. D&T attributed the resignation to a disagreement with the Company over the Company's prior accounting for net operating losses and a valuation reserve. The Company's Audit Committee did not discuss this disagreement with D&T. D&T did not issue a report on the Company's financial statements. The Company authorized D&T to respond fully to the inquiries of any successor auditor concerning the subject matter of the disagreement. On September 9, 2003 the Company appointed KPMG LLP as its independent auditors.

     KPMG LLP have been the auditors of the accounts of the Company for the fiscal year ended December 31, 2002. It is anticipated that representatives of KPMG LLP will be present at the 2003 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 2003 Annual Meeting or submitted to them in writing before the 2003 Annual Meeting.

     KPMG LLP has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

     As is customary, auditors for the current fiscal year will be appointed by the Audit Committee and ratified by the Board of Directors at their meeting immediately following the 2003 Annual Meeting.

                                  OTHER MATTERS

     Management of the Company is not aware of other matters to be presented for action at the 2003 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

                              STOCKHOLDER PROPOSALS

     Stockholders who wish to include a proposal in the proxy statement for the Company's Annual Meeting of Stockholders for 2004 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must forward the proposal to the Secretary of the Company no later than December 10, 2003. Stockholder proposals other than pursuant to Rule 14a-8 will be considered untimely under the Company's By-laws if received less than 45 days in advance of the Annual Meeting of Stockholders in 2004 and the Company will not be required to present such proposals at the meeting. If the Board of Directors of the Company chooses to present such a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2004 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

                               REPORT ON FORM 10-K

     Upon the written request of any stockholder, addressed to the Secretary of the Company, the Company will provide to such stockholder, without charge, a copy of the Company's 2002 Annual Report on Form 10-K (without exhibits), as filed with the Securities and Exchange Commission.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy.

                                         By Order of the Board of Directors


                                           /s/ WAYNE E. LARSEN
                                         ---------------------------------------
                                               Wayne E. Larsen
March 28, 2003                                 Secretary

                                                                       Exhibit A
                                                                       ---------

                             AUDIT COMMITTEE CHARTER
                             -----------------------


The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's auditors.

The Audit Committee shall have the authority and the financial resources to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2. Review the quarterly and the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements. In the case of quarterly reviews, the Chairman of the Audit Committee may represent the entire Audit Committee in meeting with management and the independent auditor.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

6. Be directly responsible for the appointment, compensation and oversight of the independent auditor. The independent auditor reports directly to the Audit Committee.

7. Approve the fees to be paid to the independent auditor for outside auditing services. The Audit Committee must pre-approve the use of the independent auditor for any other services.

8. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

9. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor.

10. Obtain reports from management and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Conflict of Interest Policy.

11. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     (b)  Any changes required in the planned scope of the audit.

12. Prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

13. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Conflict of Interest Policy.

14. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

15. Meet at least annually with the Chief Financial Officer and the independent auditor.

16. Consist of at least three members. The members of the Audit Committee must be (i) a Director of the Company; (ii) financially sophisticated; and (iii) independent from being an employee or an affiliated person of the Company.

17. Designate at least one member of the Audit Committee be a Financial Expert as that term is defined by the SEC.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Conflict of Interest.

                                         ANNUAL MEETING OF SHAREHOLDERS OF

                                                 LADISH CO., INC.

                                                   MAY 14, 2003







                                            Please date, sign and mail
                                              your proxy card in the
                                             envelope provided as soon
                                                   as possible.


                               * Please detach and mail in the envelope provided. *


------------------------------------------------------------------------------------------------------------------------------------


    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
------------------------------------------------------------------------------------------------------------------------------------

    Proposal (1): To elect (7) seven Directors, to serve for the                This Proxy may be revoked at any time before the
       term of one year or until their successors have been hereby              authority granted is exercised by (i) delivering a
       elected and have duly qualified.                                         written statement of revocation to the secretary of
                                                                                the Company, (ii) submitting a later dated Proxy or
                                                                                (iii) attending the Annual Meeting and voting in
                                                                                person.

                               NOMINEES

    [ ] FOR ALL NOMINEES            o Lawrence W. Bianchi
                                    o Margaret B. Hampton
    [ ] Withhold authority          o Leon A. Kranz
        FOR ALL NOMINEES            o Wayne E. Larsen
                                    o Scott D. Roeper
    [ ] for all except              o Robert W. Sullivan
        (See instructions below)    o Kerry L. Woody





    INSTRUCTION:  To withhold authority to vote for any individual nominee(s),
    -----------   mark "FOR ALL EXCEPT" and fill in the circle next to each
                  nominee you wish to withhold, as shown here: o

    ----------------------------------------------------------------------------










    ----------------------------------------------------------------------------
    To change the address on your account, please check o the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be
    submitted via this method.    [ ]
    ----------------------------------------------------------------------------

Signature of Shareholder ____________________ Date:_________ Signature of Shareholder ________________________ Date:_________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                Ladish Co., Inc.
                            5481 South Packard Avenue
                             Cudahy, Wisconsin 53110
                                      PROXY
         This Proxy is being solicited by the Board of Directors of Ladish Co., Inc. (the "Company"). The undersigned hereby appoints Wayne E. Larsen and Kerry
L. Woody with full power to act alone and with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of the Company to be held on Wednesday, May 14, 2003, in the Creole Meeting Room of the Four Points Hotel Sheraton Milwaukee Airport, 4747 South Howell Avenue, Milwaukee, Wisconsin, at 10:00 a.m. Central Daylight Time, and any adjournment or postponement thereof (the "Annual Meeting"), and to vote all shares of Common Stock of the Company held of record by the undersigned on March 28, 2003, upon any and all matters that may properly come before the Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any and all other matters that may properly come before the Annual Meeting and the proxy is hereby authorized to vote the shares of Common Stock represented by the proxy on matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting (although the proxy does not intend, and is not aware at this time of any intention of any other person, to make such a motion).

                (Continued and to be signed on the reverse side)